Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com
Horace Mann reports second-quarter 2023 results in line
with pre-announcement
•Net loss of $13 million, or $0.31 per share, for the quarter
•Diversified business delivered core earnings* of $1 million, or $0.03 per share, despite continued elevated catastrophe losses
◦Educator household acquisition momentum continues with sales growth in both Retail and Worksite Divisions
◦Strong core earnings contributions from Supplemental & Group Benefits and Life & Retirement segments illustrate benefits of business diversification
◦Catastrophe losses of $41.5 million, pretax, reduced second-quarter Property & Casualty segment earnings
◦Underlying P&C segment performance reflected rate actions being implemented to address inflationary pressure in auto and property businesses
•Full-year 2023 core EPS expected to be between $1.20-$1.45, in line with pre-announcement
◦2024 core ROE still expected to be near 10% despite weather headwinds
◦Committed to average annual core EPS growth of 10% in 2025 and beyond
SPRINGFIELD, Ill., August 1, 2023 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended June 30, 2023:

($ in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Total revenues	$356.4	$345.9	3.0%	$710.3	$692.6	2.6%
Net income (loss)	(12.8)	(4.2)	N.M.	(6.2)	16.1	-138.5%
Net investment losses, after tax	(13.7)	(12.2)	N.M.	(16.8)	(24.4)	N.M.
Core earnings*	0.9	8.0	-88.8%	10.6	40.5	-73.8%
Adjusted core earnings*	3.8	11.3	-66.4%	16.4	47.1	-65.2%
Per diluted share:
Net income (loss)	(0.31)	(0.10)	N.M.	(0.15)	0.38	-139.5%
Net investment losses, after tax	(0.34)	(0.29)	N.M.	(0.41)	(0.58)	N.M.
Core earnings per diluted share*	0.03	0.19	-84.2%	0.26	0.96	-72.9%
Adjusted core earnings per diluted share*	0.10	0.27	-63.0%	0.40	1.12	-64.3%
Book value per share				26.96	29.06	-7.2%
Adjusted book value per share*				35.55	36.80	-3.4%
Tangible book value per share*				29.87	30.69	-2.7%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“Continued outsized catastrophe losses are increasingly part of a larger national discussion in many forums affecting the insurance industry,” said Horace Mann President & CEO Marita Zuraitis.”While we are contributing to this dialogue, we remain clearly focused on helping all educators protect what they have today and prepare for a successful tomorrow. This quarter we helped policyholders recover when severe weather, particularly in the Midwest and Texas, disrupted their lives. We continued to grow our Worksite business, which can help school district employers provide more comprehensive benefits to their employees.
“We are building on the revenue and earnings diversification efforts we’ve made over the past five years to drive market share growth,” Zuraitis continued. “This quarter, sales were up 59%, or $1.3 million, in our Worksite Division. Our sales of worksite direct products over the first half of the year were double last year. In our Retail Division, educators continued to respond favorably to the solutions offered by our Life & Retirement business, with annuity contract deposits up 8%.
“Despite higher catastrophe losses in the Property & Casualty segment, underlying results continue to reflect the rate and non-rate underwriting actions we have been implementing to address loss trends,” Zuraitis said. “In total, Property & Casualty net written premiums were up 8% for the second quarter, with earned premiums up 5%. Retention remained steady, and we’re seeing household growth largely in states where we have the greatest confidence in the pricing outlook. We will continue to address the increased weather activity and inflation through additional filed rate, product changes and enhanced modeling. This includes our filed 20% California auto rate increase as well as a 25% California property rate increase that we filed in June. The state represents about 12% of our P&C customer base.
“In Auto, our rate actions since the beginning of 2022 will generate a cumulative impact of as much as 25% by the end of this year. Auto should generate an underwriting profit during 2024 on our path to our long-term combined ratio target of 97% to 98%,” Zuraitis said. “In Property, we continue to expect average renewal premiums for property to increase by 17% to 20% this year and we now expect a similar impact next year. We expect to achieve our long-term property combined ratio target of 92% to 93% by 2025.
“Our confidence in our long-term strategy to expand our share of the education market remains unchanged as we diversify our earnings profile,” Zuraitis said. “We also remain committed to achieving a sustainable double-digit core return on equity and 10% core EPS growth over the long term. Our 2023 core EPS is expected to be in the range of $1.20 to $1.45 with strong contributions from our Worksite and Life & Retirement business offsetting the impact of weather on Property & Casualty segment results. The benefits of our P&C rate actions will continue to accelerate over the course of 2024 and our diversified business should enable us to deliver core return on equity near the 10% level, which is now the equivalent of about $3.50 in core EPS.”
Segment outlook for 2023
2023 core EPS expected to be between $1.20 to $1.45 (or core earnings of $50 million to $60 million, after tax), in line with pre-announcement:
•Property & Casualty segment core earnings guidance updated to a loss between $27 million and $32 million largely due to weather losses. We now assume a full-year catastrophe loss contribution of $95 million to $100 million, or about 15.5 points to the combined ratio. The longer-term combined ratio target for the segment remains 95-96%.
•Life & Retirement segment core earnings guidance updated to $63 million to $65 million to reflect the lower-than-anticipated fixed annuity spread in the first-half. The longer-term targeted range for the spread remains 220 to 230 basis points.
•Supplemental & Group Benefits segment core earnings guidance updated to $47 million to $50 million to reflect strong first-half performance. The longer-term target for the blended segment benefit ratio remains 43%.
Full-year net investment income expected to be between $429 million and $439 million.

Reporting Segment Results
Horace Mann reports financial results in three reporting segments: (1) Property & Casualty, (2) Life & Retirement, and (3) Supplemental & Group Benefits. The retail business, consisting of the Property & Casualty and Life & Retirement segments, provides insurance and financial services to individual educators through agency and direct channels. The Supplemental & Group Benefits segment provides worksite direct and employer-sponsored benefits through school district employers. These worksite offerings help school districts attract and retain staff.
Horace Mann adopted the Financial Accounting Standards Board’s Accounting Standard Update 2018-12 Financial Services - Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts as of January 1, 2023, with a January 1, 2021 transition date. The company’s 2022 results have been recast to reflect the ASU and are reflected in this release on that basis.
Property & Casualty segment results reflected outsized catastrophe losses
(All comparisons vs. same period in 2022, unless noted otherwise)
The Property & Casualty segment primarily markets private passenger auto insurance and residential home insurance. Horace Mann offers standard auto coverages, including liability, collision and comprehensive. Property coverage includes both homeowners and renters policies. For both auto and property coverage, Horace Mann offers educators a discounted rate and the Educator Advantage® package of features. The Property & Casualty segment represented 47% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change
Property & Casualty net premiums written*	$170.9	$158.0	8.2%		$320.0	$297.6	7.5%
Property & Casualty net income (loss) / core earnings (loss)*	(21.4)	(25.4)	N.M.		(33.0)	(16.9)	N.M.
Property & Casualty combined ratio	124.0%	126.9%	-2.9	pts	118.4%	112.6%	5.8	pts
Property & Casualty underlying loss ratio*	70.3%	65.7%	4.6	pts	70.0%	66.4%	3.6	pts
Property & Casualty expense ratio	27.4%	26.7%	0.7	pts	27.8%	26.5%	1.3	pts
Property & Casualty catastrophe losses	26.3%	30.5%	-4.2	pts	20.6%	17.7%	2.9	pts
Property & Casualty underlying combined ratio*	97.7%	92.4%	5.3	pts	97.8%	92.9%	4.9	pts
Auto combined ratio	114.6%	119.3%	-4.7	pts	112.8%	110.6%	2.2	pts
Auto underlying loss ratio*	81.6%	76.9%	4.7	pts	81.2%	76.2%	5.0	pts
Property combined ratio	141.0%	141.0%	—	pts	128.5%	116.6%	11.9	pts
Property underlying loss ratio*	49.8%	44.7%	5.1	pts	50.0%	48.5%	1.5	pts

The Property & Casualty segment core loss for the second quarter was in line with the company’s preliminary announcement, reflecting the impact of outsized weather activity across the country, which was also a primary factor in continued elevated auto loss frequency. Property & Casualty net premiums written were up 8.2% with average written premiums rising for both property and auto. Segment net investment income for the quarter was 37.7% above the prior year, as returns on the limited partnership portfolio normalized from last year.
The second-quarter combined ratio improved 2.9 points over last year, reflecting the slightly lower level of catastrophe losses this year as well as no change in prior-accident year reserves compared with strengthening in last year’s second quarter. Catastrophe losses for the quarter were $41.5 million, pretax, contributing 26.3 points to the combined ratio. In total, there were 19 events designated as catastrophes by Property Claims Services (PCS) in the year’s second quarter, including multiple severe convective storms across the Midwest and Texas in June. In the second quarter of 2022, catastrophe losses were $45.7 million, pretax, contributing 30.5 points to the combined ratio, from 23 PCS events.
The year-over-year increase in average written premiums for auto policies also improved again in the second quarter to 11.4%, compared with 8.1% in the first quarter and 4.8% in the fourth quarter. The increase reflects auto rate increases of almost 15% nationwide since the beginning of 2022. The second-quarter auto underlying loss ratio was 81.2%, largely reflecting the loss cost factors being addressed through rate and non-rate underwriting actions.

The year-over-year increase in average written premiums for property policies was 11.4% in the second quarter, as rate increases taken over the past six quarters and inflation adjustments to coverage values take effect. The second-quarter property underlying loss ratio was 49.8%, essentially unchanged from first-quarter 2023.
Life & Retirement segment net income of $17 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Life & Retirement segment markets 403(b) tax-qualified fixed, fixed indexed and variable annuities; the Horace Mann Retirement Advantage® open architecture platform for 403(b)(7) and other defined contribution plans; and other retirement products to educators as well as traditional term and whole life insurance products. Horace Mann is one of the largest participants in the K-12 educator portion of the 403(b) tax-qualified annuity market, measured by 403(b) net premiums written on a statutory accounting basis. The Life & Retirement segment represented 36% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Life & Retirement net income / core earnings*	$17.4	$23.8	-26.9%	$31.4	$39.4	-20.3%
Life & Retirement adjusted core earnings*	17.5	24.0	-27.1%	31.5	39.8	-20.9%
Life annualized sales*	2.2	2.2	—%	4.4	4.0	10.0%
Life mortality costs	17.6	14.7	19.7%	37.1	36.1	2.8%
Net annuity contract deposits*	112.8	104.2	8.3%	222.0	216.2	2.7%
Annuity assets under management(1)				5,033.9	4,841.9	4.0%
Total assets under administration(2)				8,587.4	8,210.7	4.6%
(1)     Amount reported as of June 30, 2023 excludes $691.0 million of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Life & Retirement segment core earnings were $17.4 million for the quarter. Lower net investment income from the segment’s limited partnerships fund portfolio contributed to the decline in the annualized net interest spread in our fixed annuity business to 203 for the second quarter compared to 303 last year. The net contribution from FHLB funding agreements remained stable year over year although net investment income reflected higher earnings from the floating rate investments backing the program and interest credited similarly reflected offsetting higher interest expense.
For the segment, total benefit expenses declined as favorable market risk benefit adjustments for Retirement more than offset a marginal increase in Life mortality experience.
For the Retirement business, net annuity contract deposits were up 8.3% to $112.8 million. Educators continue to begin their relationship with Horace Mann through 403(b) retirement savings products, including the company’s attractive annuity products, which provide encouraging cross-sell opportunities. Total cash value persistency was 92.2%, slightly below recent levels due to higher activity in the non-qualified account portfolio. Life annualized sales were $2.2 million for the quarter.
Horace Mann currently has $5.0 billion in annuity assets under management, including $2.1 billion of fixed annuities, $2.4 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes Horace Mann Retirement Advantage® and other advisory and recordkeeping assets, were down from a year ago as equity market performance affected assets under management. Life insurance in force rose to $20.3 billion at June 30, 2023.

Supplemental & Group Benefits segment net income of $11.8 million
(All comparisons vs. same period in 2022, unless noted otherwise)
The Supplemental & Group Benefits segment markets employer-sponsored group solutions for districts and other public employers, as well as worksite direct products typically distributed through the employer channel. The worksite business provides group term life, disability and specialty health insurance along with supplemental products including cancer, heart, hospital, supplemental disability and accident coverages. The Supplemental & Group Benefits segment represented 21% of total revenues for the year ended 2022.

($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits net income / core earnings*	$11.8	$15.0	-21.3%		$25.8	$28.2	-8.5%
Supplemental & Group Benefits adjusted core earnings*	14.7	18.2	-19.2%		31.6	34.4	-8.1%
Pretax profit margin(1)	20.5%	25.6%	-5.1	pts	22.7%	23.4%	-0.7	pts
Net premiums earned	$65.9	$69.2	-4.8%		$131.7	$139.0	-5.3%
Worksite direct products sales*	3.5	2.2	59.1%		7.2	3.6	100.0%
Employer-sponsored products sales*	0.9	1.3	-30.8%		5.4	3.6	50.0%
Worksite direct products benefit ratio	30.1%	27.2%	2.9	pts	26.1%	24.7%	1.4	pts
Employer-sponsored products benefit ratio	50.0%	42.6%	7.4	pts	46.3%	54.3%	-8.0	pts
(1)    Measured to total revenues.

Supplemental & Group Benefits segment core earnings were $11.8 million for the quarter. The benefit ratio for the worksite direct product line for the quarter continues to move toward the longer-term target with utilization remaining well below historical levels. The benefit ratio for the employer-sponsored product lines for the quarter increased from last year’s relatively low results for this period, and remains in line with expectations.
The non-cash impact of amortization of intangible assets under purchase accounting reduced second quarter 2023 core earnings by $3.7 million pretax vs. $3.9 million in 2022. Segment net investment income of $9.1 million for the quarter was slightly below the prior year due to lower returns in the limited partnership portfolio.
Total sales for the segment were $4.4 million. Sales of worksite direct supplemental products were up 59.1% to $3.5 million, with persistency remaining strong at 90.5%. Sales of employer-sponsored products were $0.9 million, reflecting normal seasonality.

Consolidated Results
Horace Mann’s investment strategy is primarily focused on generating income to support product liabilities, and balances principal protection and risk. Total net investment income includes net investment income on the investment portfolio managed by Horace Mann, as well as accreted investment income on the deposit asset on reinsurance related to the company’s reinsurance of policy liabilities related to legacy individual annuities written in 2002 or earlier. The Corporate & Other segment reduced total revenues by $56.1 million for the year ended 2022 largely due to net investment losses.
Net investment income of $109 million
(All comparisons vs. same period in 2022, unless noted otherwise)

($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022		Change
Pretax net investment income - investment portfolio	$82.5	$79.4	3.9%		$157.2	$152.4		3.1%
Pretax investment income - deposit asset on reinsurance	26.0	25.8	0.8%		51.7	50.7		2.0%
Total pretax net investment income	108.5	105.2	3.1%		208.9	203.1		2.9%
Pretax net investment losses	(17.4)	(15.5)	N.M		(21.3)	(31.0)		N.M.
Pretax net unrealized investment gains (losses) on fixed maturity securities					(500.8)	(358.5)		N.M.
Investment yield, excluding limited partnership interests, pretax - annualized	4.52%	4.35%	0.17	pts	4.62%	4.35%	0.27	pts
N.M. - Not meaningful.

Total net investment income rose 3.1% and net investment income on the managed portfolio increased 3.9%, reflecting a higher contribution from floating rate investments. Investment yield on the portfolio excluding limited partnership interests was 4.52%, with new money yields continuing to exceed portfolio yields in the core fixed maturity securities portfolio. Commercial mortgage loan funds are also benefiting from the higher interest rate environment following valuation adjustments taken last year, offsetting limited partnerships portfolio returns below last year’s second quarter.
The fixed maturity securities portfolio was in a net unrealized investment loss position of $500.8 million pretax at June 30, 2023, primarily due to the elevated interest rate environment. Net investment losses were slightly above the prior year due to yield enhancing actions taken in the portfolio during the second quarter.
Adjusted book value per share* of $35.55 at quarter end
At June 30, 2023, shareholders’ equity was $1.10 billion, or $26.96 per share, as continued higher interest rates resulted in net unrealized investment losses on fixed maturity securities. Excluding the unrealized losses and effect of net reserve remeasurements attributable to discount rates*, shareholders’ equity was $1.45 billion, or $35.55 per share*. During the second quarter, Horace Mann repurchased 35,394 shares at an average price of $32.47. As of June 30, 2023, $35.8 million remained authorized for future repurchases under the share repurchase program. In July 2023, the company repurchased 25,965 shares at an average price of $28.81.
At June 30, 2023, total debt was $498.1 million, with $249.0 million outstanding on the company’s revolving credit facility. Interest expense was $6.9 million for the second quarter of 2023 compared to $4.3 million for the second quarter of 2022 due to higher interest expense on the revolving credit facility. The ratio of debt-to-capital excluding net unrealized investment gains/losses and effect of net reserve remeasurements attributable to discount rates* was 25.5% at June 30, 2023, which aligns with levels appropriate for the company’s current financial strength ratings.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s second-quarter financial results with investors on August 2, 2023 at 12:30 p.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)

($ in millions, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Earnings Summary
Net income (loss)	$(12.8)	$(4.2)	N.M.	$(6.2)	$16.1	-138.5%
Net investment losses, after tax	(13.7)	(12.2)	N.M.	(16.8)	(24.4)	N.M.
Core earnings*	0.9	8.0	-88.8%	10.6	40.5	-73.8%
Adjusted core earnings*	3.8	11.3	-66.4%	16.4	47.1	-65.2%

Per diluted share:(1)
Net income (loss)	$(0.31)	$(0.10)	N.M.	$(0.15)	$0.38	-139.5%
Net investment losses, after tax	(0.34)	(0.29)	N.M.	(0.41)	(0.58)	N.M.
Core earnings*	0.03	0.19	-84.2%	0.26	0.96	-72.9%
Adjusted core earnings (loss)*	0.10	0.27	-63.0%	0.40	1.12	-64.3%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.4	41.8	-1.0%	41.4	42.0	-1.4%

Return on Equity
Net income return on equity - LTM(2)	(0.2)%	5.9%		(0.2)%	5.9%
Net income return on equity - annualized	(4.6)%	(1.3)%		(1.1)%	2.4%
Core return on equity - LTM*(3)	2.6%	7.4%		2.6%	7.4%
Core return on equity - annualized*	0.2%	2.1%		1.4%	5.3%
Adjusted core return on equity - LTM*(4)	3.4%	8.2%		3.4%	8.2%
Adjusted core return on equity - annualized*	1.0%	3.0%		2.2%	6.2%

Financial Position
Per share:(5)
Book value				$26.96	$29.06	-7.2%
Effect of net unrealized investment gains (losses) on fixed maturity securities				$(9.64)	$(6.84)	N.M.
Per share impact of net reserve remeasurements attributable to discount rates*				$1.05	$(0.90)	N.M.
Adjusted book value*				$35.55	$36.80	-3.4%
Dividends paid	$0.33	$0.32	3.1%	$0.66	$0.64	3.1%
Ending number of shares outstanding (in millions)(5)				40.9	41.2	-0.7%
Total assets				$13,671.9	$13,661.3	0.1%
Short-term debt				249.0	249.0	—%
Long-term debt				249.1	248.8	0.1%
Total shareholders’ equity				1,101.9	1,197.2	-8.0%
N.M. - Not meaningful.
(1)    Calculated using basic shares when in a net loss or core loss position.
(2)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(3)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(4)    Based on last twelve months adjusted core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(5)    Ending shares outstanding were 40,867,358 at June 30, 2023 and 41,189,337 at June 30, 2022.

HORACE MANN EDUCATORS CORPORATION
Consolidated Statements of Operations and Data (Unaudited)

($ in millions, except per share data)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Consolidated Statements of Operations
Net premiums and contract charges earned	$260.7	$255.4	2.1%	$516.6	$511.2	1.1%
Net investment income	108.5	105.2	3.1%	208.9	203.1	2.9%
Net investment losses	(17.4)	(15.5)	N.M.	(21.3)	(31.0)	N.M.
Other income	4.6	0.8	N.M.	6.1	9.3	-34.4%
Total revenues	356.4	345.9	3.0%	710.3	692.6	2.6%

Benefits, claims and settlement expenses	205.2	203.4	0.9%	388.4	378.6	2.6%
Interest credited	50.7	41.4	N.M.	99.4	81.1	22.6%
Operating expenses	80.1	77.1	3.9%	159.9	153.8	4.0%
DAC amortization expense	25.4	21.5	18.1%	49.1	43.5	12.9%
Intangible asset amortization expense	3.7	4.2	-11.9%	7.4	8.4	-11.9%
Interest expense	6.9	4.3	60.5%	13.6	8.2	65.9%
Total benefits, losses and expenses	372.0	351.9	5.7%	717.8	673.6	6.6%

Income (loss) before income taxes	(15.6)	(6.0)	N.M.	(7.5)	19.0	-139.5%
Income tax expense (benefit)	(2.8)	(1.8)	N.M.	(1.3)	2.9	-144.8%
Net income (loss)	$(12.8)	$(4.2)	N.M.	$(6.2)	$16.1	-138.5%

Net Premiums Written and Contract Deposits*
Property & Casualty	$170.9	$158.0	8.2%	$320.0	$297.6	7.5%
Life & Retirement	141.9	133.6	6.2%	278.0	270.0	3.0%
Supplemental & Group Benefits	65.2	68.3	-4.5%	132.4	138.5	-4.4%
Total	$378.0	$359.9	5.0%	$730.4	$706.1	3.4%

Segment Net Income (Loss)
Property & Casualty	$(21.4)	$(25.4)	N.M.	$(33.0)	$(16.9)	N.M.
Life & Retirement	17.4	23.8	-26.9%	31.4	39.4	-20.3%
Supplemental & Group Benefits	11.8	15.0	-21.3%	25.8	28.2	-8.5%
Corporate & Other(1)	(20.6)	(17.6)	-17.0%	(30.4)	(34.6)	12.1%
Consolidated net income (loss)	$(12.8)	$(4.2)	N.M.	$(6.2)	$16.1	-138.5%

Net investment losses
Before tax	$(17.4)	$(15.5)	N.M.	$(21.3)	$(31.0)	N.M.
After tax	(13.7)	(12.2)	N.M.	(16.8)	(24.4)	N.M.
Per share, diluted	$(0.34)	$(0.29)	N.M.	$(0.41)	$(0.58)	N.M.
N.M. - Not meaningful.
(1)    Corporate & Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 12.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Change		2023	2022	% Change
Property & Casualty
Net premiums written*	$170.9	$158.0	8.2%		$320.0	$297.6	7.5%
Net premiums earned	157.4	149.9	5.0%		309.8	300.1	3.2%
Net investment income	10.6	7.7	37.7%		14.6	14.9	-2.0%
Other income	0.8	1.2	-33.3%		1.5	2.0	-25.0%
Losses and loss adjustment expenses (LAE)	152.0	150.2	1.2%		280.8	258.5	8.6%
Operating expenses (includes amortization expense)	43.1	40.1	7.5%		86.0	79.5	8.2%
Income (loss) before income taxes	(26.3)	(31.5)	-16.5%		(40.9)	(21.0)	94.8%
Net income (loss) / core earnings (loss)*	(21.4)	(25.4)	-15.7%		(33.0)	(16.9)	95.3%
Net investment income, after tax	8.7	6.5	33.8%		12.2	12.6	-3.2%

Catastrophe losses
After tax	32.8	36.2	-9.4%		50.5	41.9	20.5%
Before tax	41.5	45.7	-9.2%		63.9	53.0	20.6%
Prior years’ reserve development, before tax(1)
Auto	—	12.0	N.M.		—	12.0	N.M.
Property and other	—	(6.0)	N.M.		—	(6.0)	N.M.
Total	—	6.0	N.M.		—	6.0	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	96.6%	100.2%	-3.6	pts	90.6%	86.1%	4.5	pts
Expense ratio	27.4%	26.7%	0.7	pts	27.8%	26.5%	1.3	pts
Combined ratio	124.0%	126.9%	-2.9	pts	118.4%	112.6%	5.8	pts
Effect on the combined ratio of:
Catastrophe losses	26.3%	30.5%	-4.2	pts	20.6%	17.7%	2.9	pts
Prior years’ reserve development(1)	—%	4.0%	-4.0	pts	—%	2.0%	-2.0	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	97.7%	92.4%	5.3	pts	97.8%	92.9%	4.9	pts

Risks in force (in thousands)					531	545	-2.6%
Auto(2)					362	371	-2.4%
Property					169	174	-2.9%

Household Retention - LTM
Auto(3)					86.8%	86.8%	—	pts
Property(3)					90.1%	89.5%	0.6	pts
N.M. - Not meaningful.
(1)    (Favorable) unfavorable.
(2)    Includes assumed risks in force of 4.
(3)    Retention is based on retained households. History has been restated to reflect this change.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022		Change
Life & Retirement
Net premiums written and contract deposits*	$141.9	$133.6	6.2%	$278.0	$270.0		3.0%

Net premiums and contract charges earned	37.4	36.3	3.0%	75.1	72.1		4.2%
Net investment income	89.3	88.4	1.0%	177.2	172.6		2.7%
Other income	4.5	4.4	2.3%	8.4	9.3		-9.7%

Death benefits / mortality cost(1)	17.6	14.7	19.7%	37.1	36.1		2.8%
Interest credited	49.8	41.2	20.9%	97.7	80.8		20.9%
Change in reserves	9.6	13.9	-30.9%	23.4	26.9		-13.0%
Operating expenses	24.8	24.8	—%	49.0	50.5		-3.0%
DAC amortization expense	7.6	5.4	40.7%	14.4	11.1		29.7%
Intangible asset amortization expense	—	0.3	-100.0%	0.1	0.6		-83.3%

Income before income taxes	21.8	28.8	-24.3%	39.0	48.0		-18.8%
Income tax expense	4.4	5.0	-12.0%	7.6	8.6		-11.6%
Net income / core earnings*	17.4	23.8	-26.9%	31.4	39.4		-20.3%
Adjusted core earnings*	17.5	24.0	-27.1%	31.5	39.8		-20.9%

Life policies in force (in thousands)				162	162		—%
Life insurance in force				$20,265	$19,714		2.8%
Lapse ratio - 12 months(1)				4.1%	3.8%	0.3	pts

Annuity contracts in force (in thousands)				225	228		-1.3%
Horace Mann Retirement Advantage® contracts in force (in thousands)				18	16		12.5%
Total Persistency - LTM				92.2%	94.1%	-1.9	pts
N.M. - Not meaningful.
(1)    Ordinary life insurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change
Supplemental & Group Benefits
Net premiums and contract charges earned	$65.9	$69.2	-4.8%		$131.7	$139.0	-5.3%
Net investment income	9.1	9.6	-5.2%		18.2	16.7	9.0%
Other income	(1.4)	(4.8)	-70.8%		(5.1)	(3.2)	59.4%
Benefits, settlement expenses and change in reserves	26.0	24.6	5.7%		47.1	57.1	-17.5%
Interest credited	0.9	0.2	N.M.		1.7	0.3	N.M.
Operating expenses (includes DAC amortization expense)	28.0	26.3	6.5%		55.9	51.6	8.3%
Intangible asset amortization expense	3.7	3.9	-5.1%		7.3	7.8	-6.4%
Income before income taxes	15.0	19.0	-21.1%		32.8	35.7	-8.1%
Net income / core earnings*	11.8	15.0	-21.3%		25.8	28.2	-8.5%
Adjusted core earnings*	14.7	18.2	-19.2%		31.6	34.4	-8.1%

Benefit ratio(1)	40.9%	35.8%	5.1	pts	37.1%	41.3%	-4.2	pts
Operating expense ratio(2)	38.0%	35.6%	2.4	pts	38.6%	33.8%	4.8	pts
Pretax profit margin(3)	20.5%	25.6%	-5.1	pts	22.7%	23.4%	-0.7	pts

Worksite Direct products benefit ratio	30.1%	27.2%	2.9	pts	26.1%	24.7%	1.4	pts
Worksite Direct premium persistency (rolling 12 months)	90.5%	92.0%	-1.5	pts	90.5%	92.0%	-1.5	pts
Employer-sponsored products benefit ratio	50.0%	42.6%	7.4	pts	46.3%	54.3%	-8.0	pts
N.M. - Not meaningful.
(1)    Ratio of benefits to net premiums earned.
(2)    Ratio of operating expenses to total revenues.
(3)    Ratio of income before taxes to total revenues.

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Corporate & Other(1)
Components of loss before tax:
Net investment losses	$(17.4)	$(15.5)	N.M.	$(21.3)	$(31.0)	N.M.
Interest expense	(6.9)	(4.3)	-60.5%	(13.6)	(8.2)	-65.9%
Other operating expenses, net investment income and other income	(1.8)	(2.5)	28.0%	(3.5)	(4.5)	22.2%
Loss before income taxes	(26.1)	(22.3)	-17.0%	(38.4)	(43.7)	12.1%
Net loss	(20.6)	(17.6)	-17.0%	(30.4)	(34.6)	12.1%
Core loss*	(6.9)	(5.4)	-27.8%	(13.6)	(10.2)	-33.3%
N.M. - Not meaningful.
(1)    The Corporate & Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Investments
Life & Retirement
Fixed maturity securities, at fair value (amortized cost, net 2023, $4,378.7; 2022, $4,666.2)				$3,985.9	$4,389.3	-9.2%
Equity securities, at fair value				62.3	91.0	-31.5%
Short-term investments				32.3	38.1	-15.2%
Policy loans				139.9	139.9	—%
Limited partnership interests				773.1	587.7	31.5%
Other investments				74.4	56.1	32.6%
Total Life & Retirement investments				5,067.9	5,302.1	-4.4%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost, net 2023, $609.3; 2022, $612.5)				576.0	587.7	-2.0%
Equity securities, at fair value				16.7	18.0	-7.2%
Short-term investments				3.7	0.8	N.M.
Limited partnership interests				191.7	184.5	3.9%
Other investments				1.0	1.1	-9.1%
Total Property & Casualty investments				789.1	792.1	-0.4%

Supplemental & Group Benefits
Fixed maturity securities, at fair value (amortized cost, net 2023, $724.5; 2022, $767.8)				649.8	711.0	-8.6%
Equity securities, at fair value				5.8	7.3	-20.5%
Short-term investments				34.2	47.2	-27.5%
Policy loans				0.8	0.9	-11.1%
Limited partnership interests				109.0	56.2	94.0%
Other investments				8.0	7.5	6.7%
Total Supplemental & Group Benefits investments				807.6	830.1	-2.7%

Corporate & Other
Fixed maturity securities, at fair value (amortized cost, net 2023, $0.2; 2022, $0.0)				0.2	—	N.M.
Equity securities, at fair value				1.0	1.0	—%
Short-term investments				3.8	11.1	N.M.
Total Corporate & Other investments				5.0	12.1	-58.7%
Total investments				$6,669.6	$6,936.4	-3.8%

Net investment income - investment portfolio
Before tax	$82.5	$79.4	3.9%	$157.2	$152.4	3.1%
After tax	65.5	63.1	3.8%	124.8	121.2	3.0%
Investment income - deposit asset on reinsurance
Before tax	$26.0	25.8	0.8%	$51.7	50.7	2.0%
After tax	20.5	20.4	0.5%	40.8	40.1	1.7%
N.M. - Not meaningful.